Exhibit 10.1
EXECUTION VERSION

TAX PROTECTION AGREEMENT
THIS TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of the 31st day of March, 2015 (the “Closing Date”), by and among PREIT ASSOCIATES, L.P., a Delaware limited partnership (the “Partnership”), PR SPRINGFIELD TOWN CENTER LLC, a Delaware limited liability company (“Designee”), FRANCONIA TWO, L.P., a Virginia limited partnership (“Contributor”) and VORNADO REALTY L.P., a Delaware limited partnership (“VRLP”, and together with Contributor, the Partnership and Designee, the “Parties” and each, a “Party”).
RECITALS
WHEREAS, Contributor is the owner of the real property commonly known as “Springfield Town Center” and more particularly described on Exhibit A attached hereto (the “Property”);
WHEREAS, VRLP, Meshulam Riklis, an individual (“MR”), and Franconia Associates, a Virginia general partnership controlled by MR, are parties to that certain Contribution Agreement, dated as of December 16, 2010 (the “MR Agreement”), and pursuant to Section 3.3 of the MR Agreement (an excerpt from which is attached hereto as Exhibit B), VRLP has agreed to indemnify MR for certain liabilities;
WHEREAS, pursuant to that certain Contribution Agreement, dated as of March 2, 2014 (the “Contribution Agreement”), by and between Contributor, VRLP, the Partnership and Designee, Contributor is contributing the Property upon the Closing Date to Designee as the designee of the Partnership;
WHEREAS, (a) the Property will have unrealized built-in gain for U.S. federal income tax purposes of at least $90 million as of the Closing Date and (b) VRLP will allocate approximately $140 million of taxable income to MR pursuant to Section 704(c) of the Code under the “traditional method with curative allocations” described in Treasury Regulations Section 1.704-3(c) upon a sale or other taxable disposition of the Property;
WHEREAS, VRLP would not have caused Contributor to enter into the Contribution Agreement and contribute the Property to Designee without the agreement of Designee and the Partnership to enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein and in the Contribution Agreement, the Parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. As used herein, the following terms have the following meanings (it being understood that if not otherwise defined herein, capitalized terms used in this Agreement have the meanings ascribed to them in the Contribution Agreement):

“Agreement” has the meaning provided in the introductory paragraph.
“Closing Date” has the meaning provided in the introductory paragraph.
“Contribution Agreement” has the meaning provided in the recitals, and includes any amendments, modifications or supplements thereto from time to time.
“Contributor” has the meaning provided in the recitals, and includes any Person who holds Contributor Units who acquires such Contributor Units from a Contributor in a transaction in which gain or loss is not recognized in whole or in part for federal income tax purposes and in which such transferee’s adjusted basis, as determined for federal income tax purposes, is determined in whole or in part by reference to the adjusted basis of the Contributor in such Contributor Units.
“Contributor Units” means those Units issued by the Partnership and received by Contributor pursuant to the Contribution Agreement (including Units received by Contributor pursuant to the Earnout), or any partnership interests in the Partnership (or any other Person that is treated as a partnership for federal income tax purposes) thereafter issued by the Partnership to Contributor in exchange for, or with respect to, such Units.
“Designee” has the meaning provided in the introductory paragraph.
“MR” has the meaning provided in the recitals.
“MR Agreement” has the meaning provided in the recitals.
“MR Event” means either (i) the death of Meshulam Riklis or (ii) the execution and delivery by all parties to the MR Agreement of an amendment to the MR Agreement which releases Contributor and VRLP from any liability to Meshulam Riklis in the event of a sale or disposition of the Property.
“Partnership” has the meaning provided in the introductory paragraph.
“Party” has the meaning provided in the introductory paragraph.
“Property” has the meaning provided in the recitals.
“Protected Interest” means the Property, and any other properties or assets hereafter acquired by the Partnership or any direct or indirect Subsidiary of the Partnership that are treated as “substituted basis property” as defined in Section 7701(a)(42) of the Code with respect to the Property.
“Protected Period” means the period beginning on the Closing Date (after the Closing) and ending on the date which is one day after the date on which an MR Event occurs. This Agreement shall have no effect if the death of MR occurs before the Closing Date.
“Subsidiary” means any partnership, limited liability company, trust or other Person owned by the Partnership either (a) whose disposition of the Protected Interest or any direct or indirect interest in the Protected Interest or (b) a direct or indirect disposition of an interest in which by the Partnership, in either case, would result in the allocation of taxable gain to Contributor pursuant to Section 704(c) of the Code and the Treasury Regulations thereunder.

“Transfer” means any direct or indirect sale, exchange, transfer or other disposition (whether voluntary or involuntary).
“VRLP” has the meaning provided in the introductory paragraph.
“Trust” means Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust.
ARTICLE II
RESTRICTIONS ON DISPOSITIONS OF PROTECTED INTEREST
Section 2.1    General Prohibition on Disposition. Except as otherwise consented upon or initiated by Contributor in its sole discretion (including, for the avoidance of doubt, pursuant to a request or exercise of a right by Contributor), the Partnership agrees for the benefit of Contributor not to directly or indirectly cause any Transfer (whether or not during the Protected Period) of the Protected Interest (or any interest therein) or the Contributor Units (or any interest therein) if such Transfer would result in the recognition of taxable income or gain by MR during the Protected Period with respect to the Property under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. For purposes of this Agreement, a Transfer by the Partnership of the Protected Interest (or any interest therein) or the Contributor Units (or any interest therein) shall be deemed to include, but is not limited to:
(a)    any Transfer by the Partnership or any Subsidiary of all or any portion of its interest in the Protected Interest or its interests in any Person that is a Subsidiary and owns a direct or indirect interest in the Protected Interest;
(b)    any Transfer by the Partnership or any Subsidiary of all or any portion of its interest in the Protected Interest in a foreclosure proceeding, pursuant to a deed in lieu of foreclosure, or in a bankruptcy proceeding;
(c)    any direct or indirect distribution by the Partnership of the Protected Interest (or any direct or indirect interest therein) that is subject to Section 704(c)(1)(B) of the Code and the Treasury Regulations thereunder;
(d)    any distribution by the Partnership to Contributor with respect to the Contributor Units that is subject to Section 737 of the Code and the Treasury Regulations thereunder;
(e)    any distribution by the Partnership to Contributor with respect to the Contributor Units that is subject to Section 731(a)(1) of the Code and the Treasury Regulations thereunder, other than regular distributions in the ordinary course of business;
(f)    any distribution by the Partnership to Contributor with respect to the Contributor Units that is subject to Section 731(c) of the Code and the Treasury Regulations thereunder;

(g)    any acquisition of Contributor Units by the Partnership, the Trust or their affiliates from Contributor, in exchange for cash, interests in the Trust or any other property; and
(h)    any Transfer described in Sections 2.1(a) through 2.1(g) after an MR Event that results in the recognition of taxable income or gain by MR during the Protected Period with respect to the Property under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder, but only in the event that such recognition of taxable income or gain results solely from such Transfer.
Section 2.2    Exceptions. Notwithstanding the restriction set forth in Section 2.1, the Partnership or any Subsidiary may Transfer the Protected Interest (or an interest therein) if such Transfer (i) qualifies as a like-kind exchange under Section 1031 of the Code that would not result in the recognition of any taxable income or gain by Contributor that would be allocated to MR, (ii) qualifies as an involuntary conversion under Section 1033 of the Code that would not result in the recognition of any taxable income or gain by Contributor that would be allocated to MR, (iii) is pursuant to a transaction qualifying for tax-free treatment under Section 721 or Section 351 of the Code, or (iv) is any other transaction that does not result in the recognition of any taxable income or gain by MR with respect to the Property under Section 704(c) of the Code and the Treasury Regulations promulgated thereunder; provided, however, that:
(a)    in the event of a disposition under Section 1031 or Section 1033 of the Code, any property that is acquired in exchange for or as a replacement for the Protected Interest shall thereafter be considered the Protected Interest;
(b)    in the case of a Section 1031 like-kind exchange, if such exchange is with a “related party” within the meaning of Section 1031(f)(3) of the Code, any direct or indirect disposition by such related party of the Protected Interest or any other transaction prior to the expiration of the two (2) year period following such exchange that would cause Section 1031(f)(1) to apply with respect to the Protected Interest (including by reason of the application of Section 1031(f)(4)) shall, for purposes of Section 2.1, be considered a Transfer of the Protected Interest by the Partnership;
(c)     if the Protected Interest is transferred to another Person in a transaction in which gain or loss is not recognized, the direct and indirect interest of the Partnership in such Person received in exchange for the Protected Interest pursuant to such transaction shall thereafter be considered a Protected Interest, and if the acquiring Person’s disposition of the Protected Interest would result in the recognition of taxable income or gain by MR with respect to the Property under Section 704(c) of the Code, the transferred Protected Interest still shall be considered a Protected Interest;
(d)    if the Partnership directly or indirectly receives any property that is in whole or in part a “substituted basis property” as defined in Section 7701(a)(42) of the Code with respect to a Protected Interest (including, without limitation, a Protected Interest by reason of clause (c) above), such substituted basis property shall thereafter be considered a Protected Interest;

(e)    in the event of a merger or consolidation involving the Partnership (or any Subsidiary), the successor partnership shall have agreed in writing for the benefit of Contributor that all of the restrictions of this Article II shall continue to apply with respect to the Protected Interest and the Contributor Units.
Section 2.3    Mergers. Any merger or consolidation involving the Partnership, the Trust or any Subsidiary of the Partnership, whether or not the Partnership is the surviving Person in such merger or consolidation, that results in Contributor being required to recognize part or all of the gain that would have been recognized for federal income tax purposes upon a fully taxable disposition of the Protected Interest or Contributor Units on the Closing Date shall be deemed to be a Transfer of the Protected Interest or Contributor Units for purposes of Section 2.1.

ARTICLE III
REMEDIES FOR BREACH

Section 3.1    Monetary Damages. In the event that the Partnership breaches its obligations set forth in Article II during the Protected Period, Contributor shall receive from the Partnership, and the Partnership shall pay to Contributor as damages, an amount equal to (a) the amount of VRLP’s liability to MR pursuant to Section 3.3(d) of the MR Agreement (as set forth on Exhibit B hereto) resulting from such breach plus (b) an amount equal to VRLP’s documented, out-of-pocket reasonable costs and expenses (including reasonable attorney’s fees and disbursements) incurred in connection with VRLP’s liability described in clause (a) above, which amount of reimbursable expenses shall not exceed $250,000 in the aggregate.
Section 3.2    Limitations. Notwithstanding anything to the contrary in this Agreement, the Partnership shall not have any liability under Section 3.1 or otherwise for or with respect to any taxable income or gain recognized by or allocated to Contributor, MR or any other Person as a result of or in connection with (x) the transactions contemplated by the Contribution Agreement, (y) any Transfer of the Protected Interest (or interests therein) consented to by Contributor or (z) any Transfer by Contributor or any other Person of the Contributor Units (or any interest therein) consented to by Contributor.
Section 3.3    Procedural Matters. In the event that the Partnership breaches its obligations set forth in Article II and such breach could reasonably be expected to give rise to an obligation of the Partnership to pay any amounts to Contributor pursuant to Section 3.1, the Partnership and VRLP shall reasonably cooperate (including by providing such information, documentation and assistance as each of them might reasonably request) in connection with (i) the fulfillment of VRLP’s obligations under the final paragraph of Section 3.3(d) of the MR Agreement, (ii) the determination of the amount of any liability of VRLP to MR pursuant to Section 3.3(d) of the MR Agreement and (iii) the preparation, response to and conduct of any arbitration, negotiation, indemnification request, audit or any other proceeding relating to VRLP’s liability to MR pursuant to Section 3.3(d) of the MR Agreement.  VRLP will provide the Partnership with notice of any action or proceeding described in clause (iii) of the immediately preceding sentence, and if the Partnership believes in good faith there exists a reasonable basis to dispute any portion of any proposed liability to MR, VRLP and the Partnership will resolve the action or proceeding by means of a joint action or proceeding in which VRLP, the Partnership, and MR would participate and be bound thereby.  In the event that VRLP determines that an allocation of taxable income or gain to MR would be required as a result of an action (or proposed action) by the Partnership, VRLP shall promptly notify the Partnership of such determination, and VRLP and Contributor shall (x) consult with the Partnership with respect to the allocation of taxable income or gain to MR and the preparation of any related tax return and (y) take into account and consider in good faith any comments provided by the Partnership with respect to such allocation or related tax return, provided that VRLP and Contributor shall prepare and file their tax returns in their sole discretion.
Section 3.4    Remedies. Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of the Contributor under Article II (or otherwise with respect to any breach by the Partnership of any of its obligations under Article II) shall be a claim against the Partnership for the monetary damages as set forth in Section 3.1, and neither Contributor, VRLP nor any other Person shall be entitled to (a) specific performance of this Agreement by the Partnership (including by means of any injunction or other temporary restraining order enjoining the Partnership from any violation or threatened violation of Article II) or (b) recover any consequential or special damages (other than the monetary damages set forth in Section 3.1). Nothing herein shall be interpreted as prohibiting or limiting the consummation by the Partnership, Designee or any Subsidiary of a transaction described in Article II, and payment by the Partnership of the monetary damages set forth in Section 3.1 shall constitute full and complete liquidated and agreed damages in respect of any breach by the Partnership of its obligations under Article II and the Partnership shall be released from any further liability to Contributor or any other Person hereunder on account thereof.
Section 3.5    Required Notices; Time for Payment. In the event that there has been a breach of Article II, the Partnership shall provide to Contributor notice of the transaction or event giving rise to such breach within thirty (30) days of such breach. All payments required under this Article III to Contributor shall be made to Contributor on or before five (5) days prior to the date on which VRLP is required to make the related payment to MR pursuant to Section 3.3(d) of the MR Agreement, or, if later, five (5) days after receipt by the Partnership of the written claim from Contributor therefor. For the avoidance of doubt, no payment shall be required to be made hereunder unless the Party requesting such payment has provided the other Party with documentation supporting such claim in reasonable detail.
ARTICLE IV
ADDITIONAL COVENANTS
Section 4.1    Application of Traditional Method. Notwithstanding any provision of the operating agreement of the Partnership, the Partnership shall use the “traditional method” under Treasury Regulations Section 1.704-3(b) (with no “curative allocations”) for purposes of making all allocations under Section 704(c) of the Code with respect to the Protected Interest.
Section 4.2    Miscellaneous.

(a)    The covenants, agreements, terms and conditions contained in this Agreement shall bind and inure to the benefit of the Parties and their respective successors and/or assigns.
(b)    This Agreement may not be amended or modified unless such amendment or modification shall be in writing and signed by each Party.
(c)    If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such term or provision to persons or circumstances other than those as to which this Agreement is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.
(d)    Any payment required to be made hereunder and not made when due (or, if no due date is provided for herein, ten (10) days after written demand therefor) shall accrue interest at a rate equal to the prime rate (as published in The Wall Street Journal, Money Rates) plus five percent (5%) per annum, from the date due until the date paid.
(e)    If either Party brings an action to enforce its rights under this Agreement (whether in court or by arbitration), the prevailing Party in the action shall be entitled to recover its reasonable costs and expenses, including reasonable attorneys’ fees, incurred in connection with such action, including any appeal of such action.
(f)    Headings at the beginning of each Section are solely for the convenience of the Parties and are not a part of this Agreement. This Agreement will not be construed as if it had been prepared by one of the Parties, but rather as if both Parties had prepared the same.
(g)    THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO A CONTRACT EXECUTED AND PERFORMED IN THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY THE INITIATING PARTY IN THE STATE COURTS OF THE STATE OF NEW YORK AND EACH PARTY HEREBY CONSENTS TO THE JURISDICTION OF SUCH COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE THEREIN. VENUE SHALL BE EITHER IN THE CITY, COUNTY AND STATE OF NEW YORK. EACH PARTY HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHT TO DEMAND A JURY TRIAL IN ANY ACTION FOR THE INTERPRETATION OR ENFORCEMENT OF THIS AGREEMENT.
(h)    This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.
[Signature pages follow]

IN WITNESS WHEREOF, Contributor, the Partnership and Designee have respectively executed this Tax Protection Agreement as of the Closing Date.

PREIT Associates, L.P., a Delaware limited partnership

By:	Pennsylvania Real Estate Investment Trust, its general partner
By:    /s/_Bruce Goldman__
Name: Bruce Goldman
Title: Executive Vice President, General Counsel and Secretary

PR Springfield Town Center LLC, a Delaware limited liability company
By:    PREIT Associates, L.P., its sole member

By:	Pennsylvania Real Estate Investment Trust, its general partner
By:    /s/_Bruce Goldman__
Name: Bruce Goldman
Title: Executive Vice President, General Counsel and Secretary

[Signatures continued on next page]

Springfield Town Center
Tax Protection Agreement

Franconia Two, L.P., a Virginia limited partnership

By:	Franconia GP LLC, a Delaware limited liability company

By:	/s/_Alan Rice________
Name: Alan Rice

Title: Authorized Signatory

Vornado Realty, L.P., a Delaware limited partnership

By:	Vornado Realty Trust, its general partner

By:	/s/__Alan Rice________
Name: Alan Rice

Title: Senior Vice President

Springfield Town Center
Tax Protection Agreement

EXHIBIT A
Description of the Property
All that certain lot, piece or parcel of land, with the buildings and improvements thereon erected, situate, lying and being in the City of Springfield, County of Fairfax, Commonwealth of Virginia.
PROPERTY 1 - LEASEHOLD
All those certain lots or parcels of land lying, being and situate In Fairfax County, Virginia, being described as follows:
PARCEL NUMBER 1: SPRINGFIELD MALL, containing 190,216 square feet (4.3667 acres of land), more or less, as shown and described on the plat entitled 'Plat of the Subdivision of the Land of Arlen of Virginia, Inc.", prepared by Kim-Lundstrom and Associates, Engineers, Land Surveyors, Land Development Planners, Springfield, Virginia, dated October 20,1970, which is attached to and made a part thereof and recorded with the Deed of Dedication and Easement Agreement dated October 22,1970, by and between Arlen of Virginia, Inc., a Delaware corporation, and the Board of Supervisors of Fairfax County, Virginia, a body corporate, said Deed of Dedication and Easement Agreement being recorded in Deed Book 3362 at Page 642, among the land records of Fairfax County, Virginia.
NOTE: Fee Simple Title of Parcel 1 is vested in Village Green Property, Inc., a Delaware corporation, by virtue of Deed Dated September 22,1993, recorded in Deed Book 8971, at Page 101, among the Land Records.
Leasehold Title of Parcel 1 is vested in Franconia Two, LP., a Virginia limited partnership, by Assignment and Assumption Agreement dated March 19,1998 from Franconia Associates, a Virginia general partnership and recorded March 23,1998 in Deed Book 10318, at page 1155 of that certain Ground Lease dated March 13,1969, a memorandum of which was recorded October 22,1970 In Deed Book 3362 at page 712, assigned to Franconia Associates by Assignment and Assumption Agreement dated as of October 22,1970, recorded in Deed Book 3363, at page 1, assigned by Franconia Associates to Arthur W. Viner, Managing Trustee for ICM Realty (EastGroup Properties) by Assignment and Assumption Agreement dated March 17,1972, recorded in Deed Book 3617, at Page 660. Assigned by EastGroup Properties, a Maryland real estate investment trust (formerly known as ICM Realty) to Franconia Associates, a Virginia general partnership, by Assignment and Assumption Agreement dated May 4,1984, recorded in Deed Book 5946, at Page 161.
Parcel Number 1, SPRINGFIELD MALL is more particularly described by metes and bounds as follows:
DESCRIPTION OF PARCEL 1 OF THE SUBDIVISION OF THE LAND OF ARLEN OF VIRGINIA, INC. LEE DISTRICT FAIRFAX COUNTY, VIRGINIA

Beginning at a point In the easterly line of Loisdale Road (State Route #789), said point also being In the northerly line of Parcel 5 of the Subdivision of the Land of Arlen Virginia, Inc., and running thence with said line of Loisdale Road (State Route #789) with the arc of a curve to the left whose radius is 564.00 feet, and whose chord bearing and chord are N17° 22" 18" E and 257.52 feet, respectively, a distance of 259.81 feet, and N 04° 10' 30" E, 265.36 feet to a point in the southerly line of the land now or formerly of Phillips Petroleum Company;
Thence with said line of the land of Phillips Petroleum Company S 86° 53' 22" E, 202.32 feet to a point in the westerly line of Parcel 2 of the aforesaid Subdivision of the Land of Arlen of Virginia, Inc.;
Thence with said line of Parcel 2, S 03° 06" 38" W, 75.00 feet and S 63° 17' 00" E, 249.19 feet to a point;
Thence continuing with said line of Parcel 2 and with the westerly line of the aforesaid Parcel 5 of the Subdivision of the Land of Arlen of Virginia, inc. S 26° 43' 00" W, 451.28 feet to a point In the northerly line of the said parcel 5;
Thence with said line of Parcel 5 the following courses and distances:
N63° 17'00"W, 139.90 feet toa point; S 30° 34'06"W, 72.24 feet to a point; and N 59° 25'54"W, 176.72 feet to the beginning,
LESS AND EXCEPT that portion taken by the Commonwealth Transportation Commissioner of Virginia set forth in Certificate of Deposit recorded in Deed Book 10816 at Page 1312. Order recorded in Deed Book 19518 at Page 342 and Deed Book 19557 at Page 828.
•
PROPERTY 2 (TRACTS 1 THROUGH 4) - FEE SIMPLE
TRACT ONE (1)
DESCRIPTON OF HAPHOLDT PARCEL LEE DISTRICT FAIRFAX COUNTY, VIRGINIA.
ALL that certain lot or parcel of land, lying and being situate in Fairfax County, Virginia, more particularly described as follows:
Beginning at a point in the westerly line of Frontier Drive (State Route #2677), said point being along the arc of a curve whose radius is 630.00 feet a distance of 118.71 feet from the southerly line of Franconia Road (State Route #644), and running thence with the said westerly line of Frontier Drive (State Route #2677) with the arc of a curve to the left whose radius is 630.00 feet, and whose chord bearing and chord are S12° 08' 59" E and 75.50 feet, respectively, a distance of 75.55 feet to a point;
Thence leaving the westerly line of Frontier Drive (State Route #2677) and running with the boundaries of Parcel 2, Springfield Mall Subdivision the following courses and distances:

N86° 11' 23" W, 333.90 feet to a point; N 22° 59'21 "E, 72.82 feet to a point; and S 86" 56' 47" E, 289.25 feet to the beginning,
TRACT TWO (2)
DESCRIPTION OF PARCEL 3 SPRINGFIELD MALL SUBDIVISION LEE DISTRICT
PARCEL NUMBER 3, SPRINGFIELD MALL, containing 32,696 square feet (0.7506 acres of land), more or less, as shown and described on the plat entitled "Plat of the Subdivision of the Land of Arlen of Virginia, Inc.", prepared by Kim-Lundstrom and Associates, Engineers, Land Surveyors, Land Development Planners, Springfield, Virginia, dated October 20,1970, which is attached to and made a part thereof and recorded with the Deed of Dedication and Easement Agreement dated October 22,1970 by and between Arlen of Virginia, Inc., a Delaware corporation, and the Board of Supervisors of Fairfax County, Virginia, a body corporate, said Deed of Dedication and Easement Agreement being recorded In Deed Book 3362 at page 642, among the land records of Fairfax County, Virginia.
Said Parcel 3 being also described by metes and bounds as follows:
Beginning at a point in the southerly line of Franconia Road (State Route No. 644), said point being in the northerly line of Parcel 2 of Springfield Mall Subdivision and being the following courses and distances from the northeasterly comer of the land now or formerly Reizakis: S 86° 49' 30" E, 338.00 feet; N 03° 10' 30" E, 12.00 feet; and
S 86° 49'30" E, 90.26 feet;
Thence from the said point of beginning with the aforesaid southerly line of Franconia Road (State Route No. 644) S 86° 49' 30" E, 190.73 feet to a point;
Thence leaving said line of Franconia Road (State route No. 644) and running with the northerly lines of the aforesaid Parcel 2 of Springfield Mall Subdivision the following courses and distances:
S29° 40'14" W, 283.58 feet to a point; S 83° 42' 45" W, 65.10. feet to a point; and N 03 10' 30" E, 264.50 feet to the beginning.
TRACT THREE (3)
PARCEL NUMBER 4A-1: SPRINGFIELD MALL, containing 1.206,920 square feet (27.70706 acres of land), more or less, as shown and described on the plat entitled "Plat of Resubdivision of Parcel 4 and Parcel 5, Springfield Mall Subdivision" prepared by Donald D. Ricketts & Associates, P.C., Engineers, Planners, Surveyors, Landscape Architects, Woodbridge and Fredericksburg, Virginia, dated August 22,1989, which is attached to and made a part of and recorded with the Deed of Resubdivision dated February 12,1990, by and between Franconia Associates, a Virginia general partnership, and Courtland L Traver, Trustee, said Deed of Resubdivision being recorded In Deed Book 7632, at page 1792, among the land records of Fairfax County, Virginia. LESS AND EXCEPTING from the aforesaid Parcel 4A-1, a 0.4102 acre parcel of land dedicated and conveyed to the Board of Supervisors of Fairfax County, Virginia, for the widening of Frontier Drive (State Route #2677) by Deed of Dedication from Franconia Associates, a Virginia general partnership, dated July 15,1991 and recorded October 23, 1991 In Deed Book 7928 at page 299, among the land records of Fairfox County, Virginia. Said remainder of Parcel 4A-1 Is more particularly described by metes and bounds as follows:
DESCRIPTION OF REMAINDER OF PARCEL 4A-1 OF THE RESUBDIVISION OF PARCEL 4 AND PARCEL 5 SPRINGFIELD MALL SUBDIVISION LEE DISTRICT FAIRFAX COUNTY, VIRGINIA
Beginning at the southeasterly corner of Parcel 2 of the Subdivision of the Land of Arlen of Virginia, Inc., said point also being in the westerly line of Frontier Drive (State Route No. 2677) the following courses and distances:
S 00° 50' 31" W, 372.41 feet to a point; S 89° 02' 29" E, 12.00 feet to a point; S 00° 50" 31" W, 188.21 feet to a point; S 07° 34' 10" W, 100.83 feet to a point;
With the arc of a curve to the left whose radius is 1564.11 feet, and whose chord bearing and chord are S 00°36' 16" E and 30.08 feet, respectively, a distance of 30.08 feet to a point; and
S 01° 08' 53" E, 319.59 feet to a point; N88°51'07" E, 11.97 feet to point;
With the arc of a curve to the left whose radius is 1043.00 feet, and whose chord bearing and chord are S10° 43' 53" E and 414.75 feet, respectively, a distance of 417.53 feet to a point; and
With the arc of a curve to the right whose radius is 35.00 feet, and whose chord bearing and chord are S 21° 04' 16" W and 47.98 feet, respectively, a distance of 52.87 feet to a point in the northerly line of Spring Mail Road (State Route 4214);
Thence with said line of Spring Mall Road (State Route No. 4214) the following courses and distances;
With the arc of a curve to the right whose radius is 957.00 feet, and whose chord bearing and chord are S 77° 35' 31" W and 438.69 feet, respectively, a distance of 442.62 feet to .a point,
N 89° 09' 29" W, 459.76 feet to a point;
With the arc of a curve to the right whose radius is 957.00 feet and whose chord bearing and chord are N 83° 02'57" W and 203.68 feet, respectively, a distance of 204.07 feet to a point;
N 76° 56" 25" W. 1206.56 feet to a point; and
With the arc of a curve to the right whose radius is 35.00 feet and whose chord bearing and chord are. N19° 41'28" W and 58.87 feet, respectively, a distance of 69.94 feet to a point in the easterly line of Loisdale Road (State Route No. 789);

Thence with said line of Loisdale Road (State Route No. 789) N 37° 33' 30" E, 30.26 feet to a point in the southerly line of land now or formerly Mark B. Fried, Trustee;
Thence with the lines of the land of the said Mark B. Fried, Trustee S 76° 52' 24" E, 481.53 feet, and N 13° 07' 36" E, 181.49 feet to a point in the southerly line of Parcel 6 of the aforesaid Subdivision of the Land of Arlen of Virginia, Inc.;
Thence with the line of the said Parcel 6 the following courses and distances: S 76° 52' 24" E, 49.83 feet to a point;
With the arc of the curve to the left whose radius is 620.00 feet, and whose chord bearing and chord are S 56° 46' 06" E and 283.83 feet, respectively, a distance of 286.36 feet to a point;
S 70° 00' 00" E, 290.00 feet to a point;
With the arc of a curve to the left whose radius is 520.00 feet, and whose chord bearing and chord are S 79° OO'00" E and 162.69 feet, respectively, a distance of 163.36 feet to a point;
S 88° 00' 00" E, 64.91 feet to a point; N 26° 43' 00" E, 441.77 feet to a point; N 63° 17' 00" W, 100.00 feet to a point; and
N 26° 43' 00" E, 39.29 feet a point in the southerly line of Parcel 5A-1 of Springfield Mall Subdivision.
Thence with the lines of Parcel 5A-1, Springfield Mall Subdivision the following courses and distances;
S 63° 17' 00" E, 36.75 feet to a point; S 26° 43' 00" W, 6.60 feet to a point; S 63°17' 00" E, 193.00 feet to a point; S 26° 43' 00" W, 16.60 feet to a point; S 63° 17' 00" E, 37.80 feet to a point; N 26° 43' 00" E, 16.60 feet to a point; S 63° 17' 00" E, 24.50 feet to a point; N 26° 43' 00" E, 240.70 feet to a point; N 63° 17' 00" W, 322.05 feet to a point; N 26° 43' 00" E, 273.40 feet to a point; N 63 ' 17' 00" W, 115.00 feet to a point; N 26° 43' 00" E, 60.00 feet to a point; N 63° 17' 00" W, 50.00 feet to a point; N 26° 43' 00" E, 90.00 feet to a point; S63° 17' 00"E, 50.00 feet to a point; N 26° 43' 00" E, 60.00 feet to a point; S 63° 17' 00" E, 55.00 feet to a point; N 26° 43' 00" E, 120.00 feet to a point; and N 63° 17' 00" W, 50.00 feet to a point in the southerly line of the aforesaid Parcel 2 of the Subdivision of the Land of Arlen of Virginia, Inc.;
Thence with said line of Parcel 2 the following courses and distances:
N 26° 43' 00" E, 116.00 feet to a point; S 63° 17' 00" E, 70.00 feet to a point; N 26° 43' 00" E, 31.50 feet to a point; S 63° 17' 00" E, 30.00 feet to a point; N 26° 43' 00" E, 31.50 feet to a point; S 63° 17' 00" E. 117.00 feet to a point; N 26° 43' 00" E. 18.00 feet to a point; S 63° 17' 00" E, 96.86 feet to a point; N 00° 50' 31" E, 27.88 feet to a point; and S 89° 09' 29" E, 156.17 feet to the beginning.
TRACT FOUR (4)

PARCEL NUMBER 5A-1: SPRINGFIELD MALL, as shown and described on the plat entitled "Plat of Resubdivision of Parcel 4 and Parcel 5, Springfield Mall Subdivision" prepared by Donald D. Ricketts & Associates, P.C., Engineers. Planners, Surveyors, Landscape Architects, Woodbridge and Fredericksburg, Virginia, dated August 22,1989, which is attached to and made a part of and recorded with the Deed of Resubdivision dated February 12,1990, by and between Franconia Associates, a Virginia general partnership, and Courtland L Traver, Trustee, said Deed of Resubdivision being recorded In Deed Book 7632, at page 1792, among the land records of Fairfax County, Virginia. Said land is more particularly described by metes and bounds as follows:
DESCRIPTION OF PARCEL5A-1 OF THE RESUBDIVISION OF PARCEL 4 AND PARCEL 5 SPRINGFIELD MALL SUBDIVISION LEE DISTRICT FAIRFAX COUNTY, VIRGINIA
Beginning at a point in the easterly line of Loisdale Road (State Route #789), said point also being the southwesterly corner of Parcel 1 of the Subdivision of the Land of Arlen of Virginia, Inc. and running thence with the lines of the said Parcel 1 the following courses and distances:
S 59° 25' 54" E, 176.72 feet to a point; N 30° 34' 06" E, 72.24 feet to a point; S 63°17' 00" E, 139.90 feet to a point; and N 26° 43' 00" E, 173.36 feet to a point in the southerly line of Parcel 2 of the aforesaid Subdivision of Land of Arlen of Virginia, Inc. Thence with said line of Parcel 2 and continued, in part, with Parcel 4, S 63° 17' 00" E, 473.16 feet to a point in the westerly line of Parcel 4A-1 of the Resubdivision of Parcel 4 and Parcel 5, Springfield Mall Subdivision;
Thence with the lines of said Parcel 4A-1 the following courses and distances: S 26° 43' 00" W, 120.00 feet to a point; N 63° 17' 00" W, 55.00 feet to a point; S 26° 43' 00" W, 60.00 feet to a point; N 63° 17' 00" W, 50:00 feet to a point; S 26° 43' 00" W, 90.00 feet to a point; S 63° 17' 00"E, 50.00 feet to a point; S 26° 43' 00" W, 60.00 feet to a point; S 63° 17' 00"E, 115.00 feet to a point; S 26° 43' 00" W, 273.40 feet to a point; S63° 17' 00" E, 322.05 feet to a point; S 26° 43' 00" W, 240.70 feet to a point; N 63" 17' 00" W, 24.50 feet to a point; S 26° 43' 00" W, 16.60 feet to a point; N63°17' 00"W, 37.80 feet to a point; N26° 43' 00" E, 16.60 feet to a point; N 63° 17' 00" W, 193.00 feet to a point; N 26° 43' 00" E, 6.60 feet to a point; N 63° 17' 00" W, 36.75 feet to a point; and S 26° 43' 00" W, 6.51 feet to a point in the northerly line of
Parcel 6 of the aforesaid Subdivision of the Land of Arlen of Virginia, Inc.; Thence with the said line of Parcel 6, N 63° 17' 00" W, 996.86 feet to a point in the aforesaid easterly line of Loisdale Road (State Route #789); Thence with the said line of Loisdale Road (State Route #789) N 37°33' 30" E, 552.09 feet and with the arc of a curve to the left whose radius is 564.00 feet, and whose chord bearing and chord are N. 34°03' 48" E, and 68.76 feet, respectively, a distance of 68.80 feet to the beginning;
AND BEING the same property conveyed to Franconia Two, LP., a Virginia limited partnership, by General Warranty Deed from Franconia Associates, a Virginia general partnership, dated March 19,1998 and recorded March 23,1998 in Deed Book 10318 at page 1144.
LESS AND EXCEPT FROM THE AFORESAID FIVE PARCELS all those certain parcels of land acquired by the Commonwealth of Virginia by virtue of Certificate in Deed Book 10816,

page 1312, Certificate in Deed Book 10902, page 960, Order in Deed Book 15077, page 1837, Certificate In Deed Book 10824, page 1417, Order In Deed Book 11383, page 1442, Order in Deed Book 15077, page 1834 and Order in Deed Book 15151, page 2135 as detailed therein; see Instrument for particulars.
TOGETHER WITH and SUBJECT TO all of the easement(s) over, under and across the below-described parcels of land as established in Section 5 of that certain Easement and Operating Agreement dated October 1,1970 by and among Arlen of Virginia, Inc., J.C. Penny Properties, Inc., Monwar Properties Corporation and Kaufman-Straus Company recorded in Deed Book 3362 at page 667 in the Clerk's Office of the Circuit Court of Fairfax County, Virginia, as affected by Assignment and Assumption Agreement from Arlen of Virginia, inc. to
Franconia Associates recorded in Deed Book 3363 at page 1and further affected by that certain Easement and Operating Agreement Amendment recorded in Deed Book 3860 at page 85 and Second Amendment to Easement and Operating Agreement recorded in Deed Book 6127 at page 1689 and that certain Third Amendment to Easement and Operating Agreement recorded in Deed Book 7625 at page 716 in the aforesaid Clerk's Office as assigned to Franconia Two, LP., a Virginia limited partnership by Assignment and Assumption Agreement recorded March 23; 1998 in Deed Book 10318, page 1155:
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PROPERTY 3 - FEE SIMPLE
Description of Parcel "6A", a Subdivision of Parcel 6 of The Lands of Arlen of Virginia, Inc., Fairfax County, Virginia
Beginning at the northwest corner of the land of Spring Mall Square LLC, also being a point on the northeasterly right of way line of Loisdale Road, Rte. 789, a variable width public right of way;
Thence, with the northeasterly line of Loisdale Road, the following five (5) courses:
1. N37°32'08"E. a distance of 255.88 feet;
2. N61°29'53"E, a distance of 29.55 feet;
3. N37°32'08"E, a distance of 100.21 feet;
4. N52°27'52"W, a distance of 9.34 feet;
5. N37°33'31"E, a distance of 282.26 feet, to the southwesterly corner of Parcel 5A1, the land now or formerly of Franconia Two, LP;
Thence, departing the northeasterly line of Loisdale Road, and with the southerly line of Parcel 5A1, S63°18'22"E, a distance of 599.59 feet, to the northwest corner of Parcel 6B, a subdivision of Parcel 6, Arlen of Virginia, Inc;

Thence, departing the southerly line of the land of Parcel 5A1 and with the lines of Parcel 6B, the following forty three (43) courses:
1. S71°41'38"W, a distance of 58.03 feet;
2. S26°41'38"W, a distance of 165.51 feet;
3. S71°41'38"W, a distance of 22.78 feet;
4. S26°41'38"W, a distance of 13.67 feet;
5. S63°18'22"E, a distance of 13.67 feet;
6. N71°41'38',E, a distance of 25.82 feet;
7. S63°18'22"E, a distance of 43.66 feet;
8. N71°41'38"E, a distance of 5.93 feet;
9. S63°18'22"E, a distance of 85.84 feet;
10. S18°18'22"E, a distance of 5.86 feet;
11. S63°18'22°E, a distance of 56.86 feet;
12. S18°18'22"E, a distance of 21.22 feet;
13. S63°18'2Z"E, a distance of 13.05 feet;
14. N26041'38"E, a distance of 14.81 feet;
15. S63"18'22"E, a distance of 10.48 feet;
16. S18°18'22"E, a distance of 10.15 feet;
17. S26°41'38"W, a distance of 23.79 feet;
18. S71°41'38"W, a distance of 6.97 feet;
19. S18°18'22"E, a distance of 6.97 feet;
20. S26°41'38"W, distance of 31.32 feet;
21. S71°41'38"W, a distance of 7.20 feet;
22. S18°18'22"E, a distance of 14.40 feet;
23. N71°41'38°E, a distance of 7.20 feet;

24. S63°18'22"E, a distance of 61.47 feet;
25. S18°18'22"E, a distance of 6.26 feet;
26. N71°4V38"E, a distance of 6.26 feet;
27. S63°18'22"E, a distance of 7.90 feet;
28. S18°18'22"E, a distance of 6.28 feet;
29. N71°41'38"E, a distance of 6.28 feet,
30. S63°18'22"E, a distance of 22.55 feet;
31. S18°18'22"E, a distance of 6.73 feet;
32. N71°4V8"E, a distance of 6.73 feet;
33. S63°18'22"E, a distance of 49.91 feet;
34. N71°41'38"E, a distance of 8.70 feet
35. N18°18'22°W, a distance of 8.70 feet;
36. N26°41'38"E, a distance of 70.40 feet;
37. N71°41'38"E, a distance of 8.70 feet;
38. N18"18'22"vV, a distance of 8.70 feet;
39. N26°41'38"E, a distance of 67.94 feet;
40. S63°18'22"E, a distance of 14.77 feet
41. N26°41'38,'E, a distance of 13.74 feet;
42. N18°18'22"W, a distance of 8.84 feet;
43. N26°41'38"E, a distance of 84. 82 feet, to a point on the westerly line of Parcel 4A1, second parcel of land now or formerly of Franconia Two, LP;
Thence, departing the lines of Parcel 6B, and with the westerly line of Parcel 4A1, the following six (6) courses;
1. S63°18'22"E, a distance of 91.48 feet;
2. S26°41 '38"W, a distance of 441.77 feet;
3. N88°01 '22"W, a distance of 64.91, to a point of curvature;

4. With a curve to the right a distance of 163.36 feet, having a radius of 520.00 feet, a central angle of 18°00'00", and a chord distance of 162.69 feet which bears N79°01'22"W, to a point of tangency;
5. N70°01 '22"W, a distance of 290.00 feet, to a point of curvature;
6. With a curve to the right a distance of 286.37 feet, having a radius of 620.00 feet, a central angle of 26°27'50", and a chord distance of 283.83 feet which bears N56°47'27"W, to a non tangent point;
Thence, with said parcel 4A1, the same course continued with the northerly line of a parcel of land now or formerly of Spring Mall Square LLC, N76°53'46"W, a distance of 448.90 feet, to the point of beginning.
AND BEING the same property conveyed to Franconia Two, LP., a Virginia limited partnership, by Special Warranty Deed from Vornado Savanna LLC, dated August 6, 2013 in Deed Book 23342 at Page 1917.
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PROPERTY 4 - EASEMENT INTEREST
PARCEL NUMBER 2, Springfield Mall, containing 629,854 square feet (14.460 Acres) of land, more or less, as shown and described on the plat entitled "Plat of the Subdivision of the land of Arlen of Virginia, Inc., prepared by Kim-Lundstrom and Associates, Engineers, Land Surveyors, Land Development Planners, Springfield, Virginia, dated October 20,1970, which is attached to and made a part thereof and recorded with the Deed of Dedication and Easement Agreement dated the 22nd day of October, 1970, by arid between Arlen of Virginia, Inc., a Delaware corporation, and the Board of Supervisors of Fairfax County, Virginia, a body corporate, said Deed of Dedication and Easement Agreement being recorded in Deed Book 3362 at page 642, among the land records of Fairfax County, Virginia.
LESS AND EXCEPT from the above-described Parcel the portion dedicated for public street purposes In Deed Book 8099 at page 88, among the land records of Fairfax County, Virginia.
LESS AND EXCEPT from the above-described Parcel 2, that portion conveyed to the Commonwealth Transportation Commissioner of Virginia by Certificate of Deposit recorded In Deed Book 10857 at page 1034, among the aforesaid land records.
AND BEING the property conveyed to Fee Simple Owner Target Corporation by deed dated June 3, 2005 recorded in Deed Book 17380 at Page 1448.
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PROPERTY 5 - EASEMENT INTEREST

Parcel 6B as shown on plat entitled "Subdivision Plat Parcel 6 Arlen of Virginia Inc. recorded in Deed Book 21302 at Page 547, among the land records of Fairfax County, Virginia.
AND BEING part of the same property conveyed to Fee Simple Owner J. C. Penney Properties, Inc. by deed dated October 22, 1970 recorded in Deed Book 3362 at Page 661.
•
PROPERTY 6 - FEE SIMPLE
BEGINNING at a point on the easterly line of Loisdale Road, Route #789, a variable width right-of-way, said point also being the northwest corner of Village Green Property, Inc.;
Thence running with the easterly line of Loisdale Road N. 00 degrees 14’08" E, a distance of 150.19 feet to a point, said point being the southwest corner of Vasileos Reizakis;
Thence, departing the easterly line of Loisdale Road and running with the southerly line of Vasileos Reizakis, S. 86 degrees 54'44", a distance of 194.93 feet to a point, said point being on the easterly line of the property of Target Corporation;
Thence, departing the southerly line of Vasileos Reizakis and running with the westerly line of Target Corporation S. 03 degrees 05'16" W, a distance of 150.0 feet to a point, said point being on the northerly line of the aforementioned Village Green Property, Inc.;
Thence departing the westerly line of Target Corporation and running with the northerly line of Village Green Property, Inc. N. 86 degrees 54'44" W., a distance of 187.45 feet to the point of the beginning.
NOTE: Being Parcel No. , of the City of Springfield, County of Fairfax.

EXHIBIT B
Excerpt from MR Agreement1

3.3 Certain Tax Provisions.

(a) Except for actions expressly required or permitted by this Agreement and the Transaction Documents, until the Protection Date, VRLP (or any Affiliate of VRLP) shall not, directly or indirectly,

(i) transfer the Property, any substituted basis property received in exchange for the Property, or the Interests [being the limited partnership interests in Franconia Three, L.P.], in any transaction; or

(ii) otherwise take or fail to take any action directly or indirectly, if such transfer or other action (or failure to take action) described in (i) or (ii) results in the recognition of gain or income (other than COD income) to the Contributor [Franconia Associates, a Virginia general partnership] with respect to such Property or the Interests under either (1) Section 704(c) of the Internal Revenue Code of 1986, as amended (the “Code”) or corresponding provisions of state law, or (2) the minimum gain chargeback provisions under section 1.704-2(b)(2) of the Treasury Regulations (the “Minimum Gain Rules”) or corresponding provisions of state law.

VRLP (and its affiliates) shall report the contribution of the Property pursuant to this Agreement as a contribution to which Section 721(a) of the Code applies and shall prepare all income tax filings and financial reports consistent therewith. For clarity, VRLP shall have no liability hereunder for any casualty or condemnation, including, without limitation, any agreement in the form of a settlement (provided that if VRLP qualifies for a deferral of gain under Section 1033 of the Code as a result of a purchase of or investment in property within the period specified in Section 1033 and the regulations thereunder, an appropriate election under Section 1033 of the Code shall be made).

. . . .
(c) For purposes of Section 704(c) of the Code and corresponding provisions of state law, VRLP shall use the “traditional method,” pursuant to section 1.704-3(b) of the Treasury Regulations, except that VRLP shall use the “traditional method with curative allocations,” pursuant to section 1.704-3(c) of the Treasury Regulations, with respect to any gain or loss (whether ordinary or capital in character) from the sale or other disposition of the Property, including any curative allocations to eliminate the effects of any Cumulative Ceiling

Rule Disparity (as defined below) with respect to the Property and any difference between the tax basis and the book basis of the Property at the time of the sale or other disposition of the Property.
As used herein, the term "Cumulative Ceiling Rule Disparity" with respect to the Property shall mean the sum, for all taxable years until the date of the sale or other disposition of the Property, of the annual excess, if any, of (i) the amount of book depreciation with respect to the Property allocated to the VRLP partners other than the Contributor, over (ii) the actual amount of depreciation deductions with respect to the Property allocated to the VRLP partners other than the Contributor for federal income tax purposes for that year.
(d) In the event that VRLP breaches its obligations to the Contributor as set forth in . . . . Section 3.3(a) from and after the Closing Date and prior to the Protection Date, Contributor’s and MR’s sole right shall be for MR to receive from VRLP, and VRLP as its sole liability to Contributor and MR shall pay to MR as damages, an amount equal to the sum of:

(i) The tax liability (including any interest, and penalties, arising from VRLP’s failure to make timely payment as described in this Section 3.3(d)) as computed below with respect to any gain recognized by MR under Section 704(c) of the Code or the Minimum Gain Rules and corresponding provisions of state law as a result of such breach (reflecting any reduction in gain that results from MR having a special inside basis under Section 743 of the Code in the Property),

(ii) Plus an amount equal to the aggregate federal, state, and local income taxes payable (including any interest, and penalties, arising from VRLP’s failure to make timely payment as described in this Section 3.3(d)) by MR as a result of the receipt of any payment required under this Section 3.3(d).

For purposes of computing the amount of federal, state, and local income taxes required to be paid by MR, MR’s tax liability shall be computed using the actual federal, state, and local income tax rates applicable to amounts includible in MR’s taxable income under Section 704(c) of the Code or the Minimum Gain Rules and corresponding provisions of state law or on account of the payments described clause (ii) of this Section 3.3(d) (taking into account the character of such income or gain) for the year with respect to which the taxes must be paid, determining the tax liability of MR by including the aforementioned items and reducing such tax liability by the tax liability of MR determined with such items excluded from the computation.

In the event that VRLP breaches its obligations set forth in Section 3.3(a) from and after the Closing Date and prior to the Protection Date, VRLP shall provide to the Contributor notice of the transaction or event giving rise to such breach not later than forty-five (45) days after the event of the breach. No later than February 15th of the calendar year (the “Filing Year”) immediately following the calendar year during which the breach occurred, VRLP shall furnish MR with drafts of Schedule K-1 for the Contributor for the immediately preceding taxable year.

No later than March 15th of the Filing Year, MR shall furnish to VRLP drafts of MR’s federal, state, and local income tax returns for the immediately preceding taxable year. A third-party accountant shall certify that such returns are true and accurate descriptions of the tax returns planned to be filed, taking into account only the information available at that time, including prior years’ filed tax returns. VRLP shall have fifteen (15) days after receipt of the tax returns to review them and adjust them in VRLP’s reasonable discretion in the event that VRLP disagrees with MR’s treatment of any items thereon. Except as provided below, subject to adjustment pursuant to last two sentences of this Section 3.3(d), all payments required under this Section 3.3(d) to MR shall be made not later than March 31st of the Filing Year, based on the tax shown on MR’s draft tax returns (as adjusted by VRLP pursuant to the preceding sentence). No later than October 31st of the Filing Year, MR shall provide to VRLP copies of his filed federal, state, and local income tax returns for the immediately preceding taxable year, along with a repayment to VRLP for VRLP’s overpayments to the extent that his actual marginal tax rates are lower than the marginal tax rates used to compute VRLP’s payments under this Section 3.3(d). To the extent that his actual marginal tax rates are higher than the marginal tax rates used to compute VRLP’s payments under this Section 3.3(d), VRLP shall make an additional payment for VRLP’s underpayment.